Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Broadway Financial Corporation on Amendment No. 1 to Form S-1 of our report dated March 31, 2014 on the consolidated financial statements of Broadway Financial Corporation appearing in the 2013 Form 10-K of Broadway Financial Corporation, and to the reference to us under the heading “Experts” in the prospectus.

/s/Crowe Horwath LLP

Costa Mesa, California

March 13, 2015